Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

INFOBLOX INC., a Delaware corporation,

at

$26.50 NET PER SHARE

Pursuant to the Offer to Purchase dated October 7, 2016

by

INDIA MERGER SUB, INC., a Delaware corporation

and a wholly-owned subsidiary of

DELTA HOLDCO, LLC, a Delaware limited liability company

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF NOVEMBER 4 , 2016, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) to purchase all outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Infoblox Inc., a Delaware corporation (the “Company”), at a purchase price of $26.50 per Share, net to the seller in cash without interest and less any applicable withholding taxes if (i) certificates representing the Shares are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Mail:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

By Facsimile:

For Eligible Institutions Only:

(617) 360-6810

For Confirmation Only Telephone:

(781) 575-2332

VOLUNTARY CORPORATE ACTION, COY: BLOX

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to India Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Delta Holdco, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the offer to purchase, dated October 7, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share (the “Shares”), of Infoblox Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered and Certificate No(s)

(if available)

Check here if Shares will be tendered by book entry transfer: ☐

Name of Tendering Institution:

DTC Account Number or Participant Number:

Transaction Code Number:

Dated:                      ,  201

Name(s) of Record Holder(s):

(Please type or print)

Address(es):
(Zip code)

Area Code and Telephone Number:
(Daytime telephone number)

Signature(s):

VOLUNTARY CORPORATE ACTION, COY: BLOX

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three (3) NYSE trading days (as defined in the Offer to Purchase) after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

VOLUNTARY CORPORATE ACTION, COY: BLOX